Exhibit 99.1

Vanguard Health Systems’ Phoenix Health Plan Subsidiary Accepts a Capped Contract in Maricopa County

April 1, 2013 - Nashville, Tennessee - Vanguard Health Systems, Inc. (NYSE: VHS) (the “Company”) today announced that its Phoenix, Arizona health plan subsidiary, VHS Phoenix Health Plan, LLC (“PHP”), agreed with the Arizona Health Care Cost Containment System (“AHCCCS”) on the general terms of a capped contract for Maricopa County for the three-year period commencing October 1, 2013. Approximately 98,300 of PHP's members resided in Maricopa County as of December 31, 2012. Pursuant to the terms of PHP's agreement with AHCCCS, PHP will not file a protest of any of AHCCCS' decisions. In addition, PHP agreed that enrollment will be capped effective October 1, 2013 and the enrollment cap will not be lifted at any time during the total contracting period, except in AHCCCS' discretion if certain conditions occur as outlined in the original request for proposal. AHCCCS has also indicated that it intends to hold an open enrollment for PHP members in Maricopa County sometime in calendar year 2014.

About Phoenix Health Plan, www.phoenixhealthplan.com

In partnership with the Arizona Health Care Cost Containment System (AHCCCS), Phoenix Health Plan (PHP) makes it easy for its members to access care from more than 12,350 physicians and providers, nearly 50 hospitals and 860 pharmacies across the State of Arizona. We are proud to serve over 186,000 PHP members across nine Arizona counties: Apache, Coconino, Gila, Maricopa, Mohave, Navajo, Pima, Pinal, and Yavapai. Headquartered in Phoenix, Arizona, PHP employs over 350 employees across Arizona. PHP is proud to have served Arizona residents since 1983.

About Vanguard Health Systems, www.vanguardhealth.com

The Company owns and operates 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Phoenix, Arizona; metropolitan Detroit, Michigan; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. The Company's strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.

Cautionary Statement about Forward-Looking Information

This press release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to be covered by safe harbors created thereby. Forward-looking statements are those statements that are based upon management's current plans, objectives, goals, strategies, intentions and expectations that is not historical information, and are identified in this release by use of words including but not limited to “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “continues” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions. These statements are based upon estimates and assumptions made by the Company's management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed in any forward-looking statements. These factors, risks and uncertainties are more fully described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2012, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. As a result of these factors, risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Vanguard Health Systems, Inc.

Contact:
Vanguard Health Systems, Inc.
Phillip Roe
Chief Financial Officer
615-665-6005

Or

Vanguard Health Systems
Gary Willis
Chief Accounting Officer
615-665-6098